UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2010

LKQ CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50404	36-4215970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300

Chicago, IL 60602

(Address of Principal Executive Offices) (Zip Code)

(312) 621-1950

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On August 31, 2010, LKQ Corporation (“LKQ”) entered into an interest rate swap agreement (the “Swap Transaction”) with J.P. Morgan Chase Bank, National Association, as counterparty under a 2002 ISDA Master Agreement dated March 20, 2008, as supplemented and amended by a schedule and confirmations related thereto and an amendment dated August 25, 2010. The Swap Transaction contains customary representations and warranties and covenants and may be terminated prior to its expiration, including as a result of LKQ’s failure to deliver certain collateral to secure such Swap Transaction after the prepayment or maturity of LKQ’s current credit facilities. Any such early termination may require LKQ to make additional payments to the counterparty.

LKQ entered into the Swap Transaction in order to replace an existing swap arrangement scheduled to expire on October 14, 2010, and to continue to hedge the floating rate interest risk on LKQ’s current credit facilities. The Swap Transaction has an effective date of October 14, 2010. Under the terms of the Swap Transaction, LKQ is required to make monthly payments based on a fixed rate of interest on a notional amount to the counterparty while the counterparty is obligated to make monthly floating rate payments on the same notional amount to LKQ based on the one month London Interbank Offered Rate rounded up to the nearest 1/100th of 1%. All interest rates are calculated based on a 360-day year for actual days elapsed. The Swap Transaction has a notional amount of $250,000,000, a fixed interest rate of 1.5638%, and a termination date of October 14, 2015. Our credit facilities mature on October 12, 2013. Our actual cost of borrowing will be the rate discussed above plus an applicable margin, which is currently 2.25%.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 1, 2010, the Compensation Committee of our Board of Directors approved an increase in the annual base salary of John S. Quinn, our Chief Financial Officer, from $350,000 to $400,000. In addition, Mr. Quinn will receive payments in connection with his relocation in the aggregate amount of $156,694.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2010

LKQ Corporation

By:	/s/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel

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